EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Time Warner Inc. ("Time Warner") on Form S-8 pertaining to the Time Warner Savings Plan of our reports dated February 19, 2009, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner, and the effectiveness of internal control over financial reporting of Time Warner, included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP
New York, New York
February 19, 2009